Exhibit 99.3

ADDITIONAL INFORMATION RELATING TO THE PROVINCE (1)

Page
Information Relating to Provincial Debt

Debt of the Province	2 - 17
Consolidated Funded and Unfunded Debt of the Public Sector	18

Other Information

Canadian Foreign Exchange Rate and International Reserves	19
Trade Balance	20

(1)                Any dollar amounts in Exhibit 99.3 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

DEBT OF THE PROVINCE

Direct and Guaranteed Debt

The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and loaned to its provincial government bodies. Direct borrowing by the Province for lending to provincial government bodies commenced in 1983.

With few exceptions, government bodies rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency loans respecting payment of interest, principal and premium, generally match those in the Province’s original borrowings.

Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by provincial government bodies prior to the introduction of fiscal agency loans in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

The Warehouse Borrowing Program takes advantage of low interest rates to borrow money in advance of actual requirements.  The debt will eventually be allocated to either the provincial government or provincial government bodies.

Non-guaranteed debt includes debt of the BC Assessment Authority, BC Housing Management Commission, BC Immigrant Investment Fund, BC Pavilion Corporation, BC Public School Employers’ Association, BC Transportation Financing Authority, Canadian Blood Services, Columbia Basin Trust, Columbia Basin Power (joint venture), Community Social Service Employees’ Association, Post-secondary institutions’ subsidiaries, Provincial Rental Housing Corporation,  and School Districts, Universities, Colleges and Health Authorities (SUCH sector).  At March 31, 2016, $4,656 million of this debt is classified as taxpayer supported and $802 million is classified as self-supporting.

Financial statements for 2015/16 show that the Province’s total net debt (excluding non-guaranteed debt of $5,458 million) increased by $2,147 million; debt for government purposes decreased by $2 million and debt for government corporation and warehouse program purposes increased by $2,149 million.

DIRECT FUNDED DEBT(1)

As at March 31, 2016

	2014	2015	2016

Government Purposes (2)
Payable in:
Canadian Dollars	$24,543	$24,903	24,892	(3)
United States Dollars	6,405	6,405	7,081	(4)
	$30,948	$31,308	31,973
Government Corporation Purposes
Canadian Dollars	24,894	25,846	28,069	(5)
United States Dollars	1,485	2,459	2,384	(6)
	26,379	28,305	30,453
Warehouse Borrowing Program Purposes
Canadian Dollars	—	—	—
United States Dollars	—	—	—
	—	—	—

Add/(Less) - Unrealized Foreign Exchange Gains/(Losses)	34	(4)	(9)
	57,361	59,609	62,417
Less — Unamortized Discount	(136)	(6)	55
	57,497	59,615	62,362
Less - Sinking Funds (2)	835	977	1,580
	56,662	58,638	60,782
Less - Amounts Held in Consolidated Revenue Fund	—	—

Net Direct Funded Debt	56,662	58,638	60,782

Less - Warehouse Borrowing Program Investments Available to Paydown Warehouse Borrowing Program Debt	—	—	—

Direct Funded Debt (net of warehouse assets)	$56,662	$58,638	60,782

(1) Unhedged foreign currency liabilities are recorded in the currency in which the debt obligations are payable, translated into Canadian dollar equivalents at the exchange rate prevailing at the end of the respective fiscal years.

(2) In compliance with generally accepted accounting principles (GAAP), defeased debt is added to debt for government purposes and the related defeased trust funds are added to sinking fund investments.

(3) Canadian dollar obligations include 700 million Swiss Francs was fully hedged to CAD$753 million; 700 million AUD was  fully hedged to CAD$712 million; 351 million Euro was fully hedged to CAD$519 million and CNY 6 billion was unhedged (CAD$1,205 million).

(4) U.S. dollar obligations include US$6,621 million which was fully hedged to CAD$7,081 million.

(5) Canadian dollar obligations include 264 million Euro which was fully hedged to CAD$391 million.

(6) U.S. dollar obligations include US$1,858 million (CAD$2,384 million), of which US$1,631 million was fully hedged to CAD$2,090 million and US$227 million was unhedged (CAD$294 million).

CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT

As at March 31, 2016

	Outstanding	Sinking Fund	Outstanding
	(Gross)	Investments	(Net)
		(in millions)

Direct Debt
Government Purposes (1)	$31,973	$1,293	$30,680
Government Corporation Purposes (2)	30,453	287	30,166
Warehouse Program Purposes	0	0	0
	62,426	1,580	60,846
Less - Unrealized Foreign Exchange Losses	9	0	9
Less - Unamortized Discounts	55	0	55
Less - Amounts held in the Consolidated Revenue Fund	0	0	0
Total Direct Debt	62,362	1,580	60,782

Guaranteed Debt
Government Corporations	10	—	10
Municipalities, Improvement Districts and Other local government	—	—	—
Other	8	—	8
Total Guaranteed Debt	18	0	18

Less - Unamortized Discounts	—	—	—
- Provision for Probable Payout	—	—	0
	18	0	18

Non-Guaranteed Debt	$4,508	—	4,508
Less - Unamortized Discounts	16		16
Total Non-Guaranteed Debt	4,492	—	4,492

Total Direct, Guaranteed Funded and Unfunded, and Non-Guaranteed Debt of the Province, Net of Provincial Holdings of such Debt in the General Fund and Special Funds	66,872	1,580	65,292

Less - Warehouse Borrowing Program Investments Available to Paydown Warehouse Borrowing Program Debt	—	—	—

Total Direct, Guaranteed Funded and Unfunded Debt, and Non-Guaranteed Debt of the Province (Net of Warehouse investments)	$66,872	$1,580	$65,292

(1) In compliance with generally accepted accounting principles (GAAP), defeased debt is added to government purposes debt and the related defeased trust funds are added to sinking fund investments.

(2) Represents direct borrowing by the Province for relending to government corporations on identical terms

Note: Debt payable in foreign currencies is recorded at the relevant March 31, 2016 exchange rates after giving effect to any currency exchange agreements.

Direct unfunded gross debt of the Province (Promissory Notes) on March 31, 2016 totalled $7,636 million .  This short term debt was comprised of $3,528 million in fiscal agency loans to government corporations and $4,108 million in loans for government. Further, all direct unfunded debt consisted of issues denominated in Cdn.

Financing

The financing requirements of the Province are met through short, medium and long term borrowing in public and private markets in Canada and abroad, including the federal Canada Pension Plan (the “Plan”).  Under the Plan, the Province and other provincial government bodies may refinance maturing Canada Pension Plan Investment Board debt with new debt equal to or less than the matured nominal amount.

The majority of British Columbia’s borrowing requirements are met through public domestic borrowings and Canada Pension Plan Investment Board loans.  During the 2015/16 fiscal year, the Province borrowed or refinanced $39 million from the Plan.

Sinking Fund Management

Sinking funds are no longer established or maintained on new or existing debt issued for government capital financing purposes.  However, sinking funds do continue to be established and maintained relating to new or existing debt of the Province incurred to make loans to provincial government bodies.  Consequently, provincial government bodies (with the exception of the British Columbia Hydro and Power Authority, BC Transportation Financing Authority and Transportation Investment Corporation) who have received or are to receive fiscal agency loans from the Province with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

At March 31, 2016, the Province has $1.6 billion in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of government corporations.

MATURITY SCHEDULE OF DIRECT FUNDED DEBT

As at March 31, 2016

(Unaudited)

	Canadian Dollars			U.S. Dollars¹
		Projected			Projected
	Gross	Sinking		Gross	Sinking
Fiscal	Debt	Fund	Net Debt	Debt	Fund	Net Debt
Year	Maturities	Values	Maturities²	Maturities	Values	Maturities²
	(millions of dollars)			(millions of dollars)

2017	$691	$6	$685	$1,111	$—	$1,111
2018	$1,013	$—	$1,013	$1,175	$—	$1,175
2019	$3,354	$11	$3,343	$157	$—	$157
2020	$2,782	$5	$2,777	$—	$—	$—
2021	$2,968	$19	$2,949	$—	$—	$—
	$10,808	$41	$10,767	$2,443	$—	$2,443

2021 - 26	$12,990	$61	$12,929	$2,207	$167	$2,040
2026 - 31	$4,816	$88	$4,728	$—	$—	$—
2031 - 36	$2,990	$6	$2,984	$—	$—	$—
2036 - 41	$5,717	$164	$5,553	$288	$67	$221
2041 - 46	$8,493	$335	$8,158	$—	$—	$—
2046 - 51	$3,213	$—	$3,213	$—	$—	$—
2051 - 56	$190	$—	$190	$—	$—	$—
2056 - 61	$—	$—	$—	$—	$—	$—
2061 - 63	$231	$—	$231	$—	$—	$—
	$49,448	$695	$48,753	$4,938	$234	$4,704

1 Debt payable in U.S. dollars is not translated into Canadian dollars. Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

2 Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2016. The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT

As at March 31, 2016

(Unaudited)

	Canadian Dollars			U.S. Dollars
		Projected			Projected
	Gross	Sinking		Gross	Sinking
Fiscal	Debt	Fund	Net Debt	Debt	Fund	Net Debt
Year	Maturities	Values	Maturities	Maturities	Values	Maturities
	(millions of dollars)			(millions of dollars)

2015	$—	$—	$—	$—	$—	$—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
	—	—	—	—	—	—

2020 - 2024	—	—	—	—	—	—
2025 - 2029	10	—	10	—	—	—
2030 - 2034	—	—	—	—	—	—
2035 - 2039	—	—	—	—	—	—
Other¹	7	—	7	—	—	—

	$17	$—	$17	$—	$—	$—

¹ Includes Province miscellaneous guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2016

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2016	References
			(percent)	($ Millions)
Long-Term and Medium-Term Debt Issued by Province of British Columbia:
BCEC-20	April 28, 2016	April 28, 2011	2.875	100	(1) (5)
BCCMTN-25	October 3, 2016	June 9, 1994	9.125	45	(2)
BCCD-16	December 1, 2017	September 10, 2007	4.70	500	(2)
BCCD-2	June 1, 2018	August 18, 2003	5.60	100	(2)
BCCD-2 (R1)	June 1, 2018	November 10, 2003	5.60	100	(2)
BCCD-21	December 18, 2018	November 17, 2008	4.65	500	(2)
BCCD-21 (R1)	December 18, 2018	March 17, 2009	4.65	200	(2)
BCCD-21 (R2)	December 18, 2018	April 6, 2009	4.65	500	(2)
BCCD-21 (R3)	December 18, 2018	May 26, 2009	4.65	500	(2)
BCCD-33	March 1, 2019	November 26, 2013	2.25	600	(2)
BCCD-33 (R1)	March 1, 2019	December 10, 2013	2.25	500	(2)
BCCMTN-26	June 17, 2019	June 17, 1994	9.00	50	(2)
BCCD-8	June 17, 2019	April 21, 2004	5.30	175	(2)
BCCD-8 (R1)	June 17, 2019	May 6, 2004	5.30	50	(2)
BCCD-23	December 18, 2019	October 23, 2009	4.10	500	(2)
BCCD-23 (R1)	December 18, 2019	November 24, 2009	4.10	500	(2)
BCCD-23 (R2)	December 18, 2019	April 13, 2010	4.10	600	(2)
BCCD-FRN-2	January 10, 2020	January 10, 2014	Floating	275	(3)
BCCD-FRN-2 (R1)	January 10, 2020	January 15, 2014	Floating	281.5	(3)
BCCD-FRN-1	May 13, 2020	May 13, 2013	Floating	100	(3)
BCCD-C	September 5, 2020	September 5, 1990	10.60	600	(2)
BCCMTN-46	September 5, 2020	February 6, 1995	10.60	20	(2)
BCCD-24	December 18, 2020	August 23, 2010	3.70	500	(2)
BCCD-24 (R1)	December 18, 2020	September 23, 2010	3.70	600	(2)
BCCD-24 (R2)	December 18, 2020	December 2, 2010	3.70	600	(2)
BCCD-31	December 18, 2020	April 26, 2013	2.70	100	(2)
BCCD-31 (R1)	December 18, 2020	April 29, 2013	2.70	100	(2)
BCCD-31 (R2)	December 18, 2020	May 6, 2013	2.70	50	(2)
BCCD-G	May 15, 2021	May 15, 1996	9.95	296	(2)
BCCD-12	June 15, 2021	June 7, 2007	4.80	230	(2)
BCCD-12 (R1)	June 15, 2021	May 28, 2008	4.80	100	(2)
BCCD-26	December 18, 2021	August 22, 2011	3.25	500	(2)
BCCD-26 (R1)	December 18, 2021	October 17, 2011	3.25	600	(2)
BCCD-26 (R2)	December 18, 2021	December 5, 2011	3.25	400	(2)
BCCD-26 (R3)	December 18, 2021	December 19, 2011	3.25	250	(2)
BCCMTN-76	February 23, 2022	April 30, 1999	6.00	25	(2)
BCCD-L	June 9, 2022	June 9, 1992	9.50	450	(2)
BCCD-FRN-3	August 19, 2022	August 19, 2015	Floating	300	(3)
BCCD-M	August 19, 2022	August 19, 1992	8.75	300	(2)
BCCD-28	December 18, 2022	June 1, 2012	2.70	500	(2)
BCCD-28 (R1)	December 18, 2022	September 28, 2012	2.70	400	(2)
BCCD-28 (R2)	December 18, 2022	January 14, 2013	2.70	500	(2)
BCCMTN-77	February 23, 2023	April 30, 1999	6.00	25	(2)
BCCD-P	September 8, 2023	September 8, 1993	8.00	400	(2)
BCCMTN-60	September 8, 2023	October 31, 1995	8.00	10	(2)
BCCMTN-60 (R1)	September 8, 2023	November 30, 1995	8.00	25	(2)
BCCMTN-79	September 8, 2023	May 4, 1999	6.40	50	(2)
BCEC-13	November 30, 2023	November 30, 1993	7.875	350	(1) (5)
BCCD-32	December 18, 2023	July 15, 2013	3.30	500	(2)
BCCD-32 (R1)	December 18, 2023	August 2, 2013	3.30	250	(2)
BCCD-32 (R2)	December 18, 2023	August 27, 2013	3.30	500	(2)
BCCD-32 (R3)	December 18, 2023	October 16, 2013	3.30	200	(2)
BCCMTN-78	February 23, 2024	April 30, 1999	6.00	100	(1)
BCCD-T	August 23, 2024	September 13, 1994	9.00	400	(2)
BCCMTN-40	August 23, 2024	January 17, 1995	9.00	35	(2)
BCCMTN-52	August 23, 2024	April 28, 1995	9.00	200	(2)

BCCMTN-56	August 23, 2024	June 22, 1995	8.50	30	(2)
BCCMTN-62	August 23, 2024	February 13, 1996	7.875	100	(2)
BCCMTN-62 (R1)	August 23, 2024	March 28, 1996	7.875	100	(2)
BCCMTN-82	August 23, 2024	June 11, 1999	7.00	55	(2)
BCCD-34	June 18, 2025	November 18, 2014	2.85	500	(2)
BCCD-34 (R1)	June 18, 2025	January 16, 2015	2.85	500	(2)
BCCD-34 (R2)	June 18, 2025	June 30, 2015	2.85	500	(2)
BCCD-34 (R3)	June 18, 2025	November 5, 2015	2.85	500	(2)
BCCMTN-63	June 9, 2026	September 11, 1996	8.00	110	(2)
BCCD-36	June 18, 2026	March 16, 2016	2.30	500	(2)
BCCMTN-64	December 4, 2026	December 4, 1996	7.00	40	(2)
BCCMTN-74	December 4, 2026	January 12, 1999	7.00	60	(2)
BCCMTN-65	June 9, 2027	February 11, 1997	7.50	50	(2)
BCCD-W	November 19, 2027	November 19, 1997	6.15	400	(2)
BCCD-W (R1)	November 19, 2027	December 9, 1999	6.15	100	(2)
BCCMTN-70	August 17, 2028	August 17, 1998	5.62	200	(2)
BCCD-X	June 18, 2029	June 18, 1998	5.70	500	(2)
BCCD-X (R1)	June 18, 2029	October 13, 1998	5.70	85	(2)
BCCD-X (R2)	June 18, 2029	February 4, 1999	5.70	400	(2)
BCCD-X (R3)	June 18, 2029	May 20, 1999	5.70	500	(2)
BCCD-X (R4)	June 18, 2029	September 1, 1999	5.70	400	(2)
BCCD-X (R5)	June 18, 2029	September 24, 1999	5.70	400	(2)
BCCMTN-83	June 18, 2029	June 18, 1999	5.861	250	(2)
BCCD-14	June 18, 2029	June 19, 2007	5.15	200	(2)
BCCD-14 (R1)	June 18, 2029	May 3, 2013	5.15	60	(2)
BCCD-14 (R2)	June 18, 2029	May 28, 2013	5.15	115	(2)
BCCD-14 (R3)	June 18, 2029	May 31, 2013	5.15	70	(2)
BCCD-14 (R4)	June 18, 2029	May 31, 2013	5.15	50	(2)
BCCD-Z	June 18, 2031	June 16, 2000	6.35	500	(2)
BCCD-Z (R1)	June 18, 2031	July 20, 2000	6.35	400	(2)
BCCD-Z (R2)	June 18, 2031	November 15, 2001	6.35	500	(2)
BCCD-19	June 18, 2031	June 13, 2008	5.00	200	(2)
BCCD-19 (R1)	June 18, 2031	April 10, 2012	5.00	100	(2)
BCCD-19 (R2)	June 18, 2031	April 18, 2012	5.00	100	(2)
BCCD-19 (R3)	June 18, 2031	April 20, 2012	5.00	110	(2)
BCCD-19 (R4)	June 18, 2031	October 24, 2012	5.00	100	(2)
BCCD-19 (R5)	June 18, 2031	October 29, 2012	5.00	125	(2)
BCCD-19 (R6)	June 18, 2031	January 8, 2013	5.00	100	(2)
BCCD-19 (R7)	June 18, 2031	January 9, 2013	5.00	50	(2)
BCCD-19 (R8)	June 18, 2031	January 22, 2013	5.00	100	(2)
BCCD-19 (R9)	June 18, 2031	April 2, 2013	5.00	50	(2)
BCCD-7	June 18, 2035	February 7, 2004	5.40	500	(2)
BCCD-11	June 18, 2037	August 22, 2006	4.70	500	(2)
BCCD-11 (R1)	June 18, 2037	April 30, 2007	4.70	500	(2)
BCCD-11 (R2)	June 18, 2037	April 8, 2008	4.70	500	(2)
BCCMTN-69	January 9, 2039	July 14, 1998	5.75	150	(2)
BCCMTN-73	January 9, 2039	November 17, 1998	6.00	65	(2)
BCCMTN-84	August 23, 2039	July 2, 1999	6.30	200	(2)
BCCD-22	June 18, 2040	December 8, 2008	4.95	500	(2)
BCCD-22 (R1)	June 18, 2040	May 26, 2009	4.95	300	(2)
BCCD-22 (R2)	June 18, 2040	July 15, 2009	4.95	500	(2)
BCCD-22 (R3)	June 18, 2040	January 11, 2010	4.95	500	(2)
BCCD-22 (R4)	June 18, 2040	May 14, 2010	4.95	500	(2)
BCCD-25	June 18, 2042	September 8, 2010	4.30	500	(2)
BCCD-25 (R1)	June 18, 2042	September 30, 2010	4.30	500	(2)
BCCD-25 (R2)	June 18, 2042	February 7, 2011	4.30	500	(2)
BCCD-25 (R3)	June 18, 2042	April 11, 2011	4.30	500	(2)
BCCD-25 (R4)	June 18, 2042	June 6, 2011	4.30	500	(2)
BCCD-25 (R5)	June 18, 2042	October 27, 2011	4.30	500	(2)
BCCD-25 (R6)	June 18, 2042	December 5, 2011	4.30	200	(2)
BCCD-25 (R7)	June 18, 2042	December 19, 2011	4.30	250	(2)
BCCD-25 (R8)	June 18, 2042	June 1, 2012	4.30	200	(2)
BCCD-25 (R9)	June 18, 2042	September 28, 2012	4.30	200	(2)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2016	References
			(percent)	($Millions)
BCCD-1	June 18, 2043	June 27, 2003	5.25	150	(2)
BCCD-29	June 18, 2044	December 4, 2012	3.20	500	(2)
BCCD-29 (R1)	June 18, 2044	June 20, 2013	3.20	500	(2)
BCCD-29 (R2)	June 18, 2044	August 2, 2013	3.20	400	(2)
BCCD-29 (R3)	June 18, 2044	September 17, 2013	3.20	500	(2)
BCCD-29 (R4)	June 18, 2044	October 16, 2013	3.20	400	(2)
BCCD-29 (R5)	June 18, 2044	April 14, 2014	3.20	600	(2)
BCCD-29 (R6)	June 18, 2044	June 20, 2014	3.20	600	(2)
BCCD-29 (R7)	June 18, 2044	September 26, 2014	3.20	600	(2)
BCCD-10	August 23, 2044	June 22, 2004	5.75	100	(2)
BCCD-10 (R1)	August 23, 2044	July 28, 2008	5.75	20	(2)
BCCD-18	June 18, 2045	May 15, 2008	4.60	50	(2)
BCCD-15	June 18, 2048	June 29, 2007	4.90	200	(2)
BCCD-15 (R1)	June 18, 2048	July 14, 2008	4.90	40	(2)
BCCD-15 (R2)	June 18, 2048	August 5, 2008	4.90	32	(2)
BCCD-15 (R3)	June 18, 2048	January 21, 2009	4.90	70	(2)
BCCD-15 (R4)	June 18, 2048	January 21, 2009	4.90	50	(2)
BCCD-15 (R5)	June 18, 2048	January 23, 2009	4.90	50	(2)
BCCD-15 (R6)	June 18, 2048	September 30, 2011	4.90	50	(2)
BCCD-15 (R7)	June 18, 2048	November 1, 2011	4.90	25	(2)
BCCD-15 (R8)	June 18, 2048	November 2, 2011	4.90	30	(2)
BCCD-35	June 18, 2048	May 1, 2015	2.80	500	(2)
BCCD-35 (R1)	June 18, 2048	June 2, 2015	2.80	500	(2)
BCCD-35 (R2)	June 18, 2048	September 8, 2015	2.80	500	(2)
BCCD-35 (R3)	June 18, 2048	October 27, 2015	2.80	500	(2)
BCCD-35 (R4)	June 18, 2048	January 18, 2016	2.80	500	(2)
BCCD-20	June 18, 2049	June 30, 2008	4.60	20	(2)
BCCD-27	June 18, 2055	January 26, 2012	3.50	90	(2)
BCCD-27 (R1)	June 18, 2055	January 30, 2012	3.50	40	(2)
BCCD-27 (R2)	June 18, 2055	January 30, 2013	3.50	60	(2)
BCCD-30	June 18, 2062	February 1, 2013	3.30	102.5	(2)
BCCD-30 (R1)	June 18, 2062	February 5, 2013	3.30	78	(2)
BCCD-30 (R2)	June 18, 2062	May 27, 2013	3.30	50	(2)
Total:				C $42,325
Canada Pension Plan Investment Board issues:
BCCP-170	April 11, 2016	April 11, 2011	3.03	78.4	(2) (4)
BCCP-171	May 10, 2016	May 10, 2011	2.89	82.5	(2) (4)
BCCP-175	August 8, 2016	August 8, 2011	2.24	6.4	(2) (4)
BCCP-124	June 11, 2017	June 11, 2007	4.75	76.9	(2) (4)
BCCP-138	September 9, 2018	September 9, 2008	4.27	5.9	(2) (4)
BCCP-140	November 10, 2018	November 10, 2008	5.06	37.4	(2) (4)
BCCP-52	March 9, 2019	April 1, 2007	5.92	12.9	(2) (4)
BCCP-53	April 12, 2019	April 1, 2007	5.61	25.1	(2) (4)
BCCP-144	April 13, 2019	April 13, 2009	4.27	35.7	(2) (4)
BCCP-54	May 10, 2019	April 1, 2007	5.79	26.6	(2) (4)
BCCP-55	June 8, 2019	April 1, 2007	6.09	42.4	(2) (4)
BCCP-56	July 12, 2019	April 1, 2007	6.14	26.0	(2) (4)
BCCP-57	August 10, 2019	April 1, 2007	6.36	11.8	(2) (4)
BCCP-58	September 10, 2019	April 1, 2007	6.34	8.9	(2) (4)
BCCP-59	October 12, 2019	April 1, 2007	6.55	21.8	(2) (4)
BCCP-60	November 9, 2019	April 1, 2007	6.57	21.7	(2) (4)
BCCP-61	December 10, 2019	April 1, 2007	6.47	28.0	(2) (4)
BCCP-62	March 10, 2020	April 1, 2007	6.44	32.3	(2) (4)
BCCP-63	April 10, 2020	April 1, 2007	6.43	35.8	(2) (4)
BCCP-64	May 9, 2020	April 1, 2007	6.75	20.2	(2) (4)
BCCP-160	May 10, 2020	May 10, 2010	4.34	29.1	(2) (4)
BCCP-163	June 8, 2020	June 8, 2010	4.11	80.1	(2) (4)
BCCP-65	June 12, 2020	April 1, 2007	6.61	19.1	(2) (4)
BCCP-66	July 10, 2020	April 1, 2007	6.46	14.4	(2) (4)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2016	References
			(percent)	($ Millions)
BCCP-67	August 8, 2020	April 1, 2007	6.40	18.6	(2) (4)
BCCP-68	September 11, 2020	April 1, 2007	6.36	20.6	(2) (4)
BCCP-69	December 10, 2020	April 1, 2007	6.47	20.6	(2) (4)
BCCP-169	December 10, 2020	December 10, 2010	3.86	1.3	(2) (4)
BCCP-70	April 10, 2021	April 1, 2007	6.33	41.6	(2) (4)
BCCP-71	May 8, 2021	April 1, 2007	6.45	48.2	(2) (4)
BCCP-172	June 10, 2021	June 10, 2011	3.73	91.2	(2) (4)
BCCP-72	June 11, 2021	April 1, 2007	6.46	49.8	(2) (4)
BCCP-73	July 10, 2021	April 1, 2007	6.64	31.3	(2) (4)
BCCP-176	August 8, 2021	August 8, 2011	3.39	11.2	(2) (4)
BCCP-74	August 10, 2021	April 1, 2007	6.51	27.8	(2) (4)
BCCP-75	September 10, 2021	April 1, 2007	6.40	26.1	(2) (4)
BCCP-76	October 9, 2021	April 1, 2007	6.35	26.2	(2) (4)
BCCP-77	November 13, 2021	April 1, 2007	5.97	25.1	(2) (4)
BCCP-78	December 10, 2021	April 1, 2007	6.29	14.6	(2) (4)
BCCP-79	January 8, 2022	April 1, 2007	6.27	17.8	(2) (4)
BCCP-80	April 8, 2022	April 1, 2007	6.41	47.2	(2) (4)
BCCP-81	May 10, 2022	April 1, 2007	6.30	59.3	(2) (4)
BCCP-82	June 10, 2022	April 1, 2007	6.27	60.2	(2) (4)
BCCP-83	July 9, 2022	April 1, 2007	6.18	38.9	(2) (4)
BCCP-84	August 12, 2022	April 1, 2007	6.05	31.3	(2) (4)
BCCP-85	September 10, 2022	April 1, 2007	5.74	30.8	(2) (4)
BCCP-86	October 8, 2022	April 1, 2007	5.80	26.5	(2) (4)
BCCP-87	November 12, 2022	April 1, 2007	6.02	32.4	(2) (4)
BCCP-88	December 10, 2022	April 1, 2007	5.89	16.5	(2) (4)
BCCP-89	January 6, 2023	April 1, 2007	5.73	15.6	(2) (4)
BCCP-130	March 10, 2023	March 10, 2008	4.24	5.0	(2) (4)
BCCP-90	April 7, 2023	April 1, 2007	5.98	46.4	(2) (4)
BCCP-91	May 2, 2023	April 1, 2007	5.79	34.5	(2) (4)
BCCP-92	June 10, 2023	April 1, 2007	5.31	18.1	(2) (4)
BCCP-93	July 4, 2023	April 1, 2007	5.41	33.1	(2) (4)
BCCP-94	August 5, 2023	April 1, 2007	5.67	21.4	(2) (4)
BCCP-95	August 11, 2023	April 1, 2007	5.70	7.5	(2) (4)
BCCP-96	September 2, 2023	April 1, 2007	5.74	11.7	(2) (4)
BCCP-97	September 9, 2023	April 1, 2007	5.70	14.8	(2) (4)
BCCP-98	October 3, 2023	April 1, 2007	5.43	24.5	(2) (4)
BCCP-99	November 10, 2023	April 1, 2007	5.69	28.1	(2) (4)
BCCP-100	December 1, 2023	April 1, 2007	5.57	11.2	(2) (4)
BCCP-142	December 9, 2023	December 9, 2008	5.02	13.2	(2) (4)
BCCP-101	March 1, 2024	April 1, 2007	5.29	49.2	(2) (4)
BCCP-102	April 2, 2024	April 1, 2007	5.28	51.2	(2) (4)
BCCP-103	May 3, 2024	April 1, 2007	5.57	8.0	(2) (4)
BCCP-104	May 10, 2024	April 1, 2007	5.52	59.3	(2) (4)
BCCP-105	June 1, 2024	April 1, 2007	5.57	17.7	(2) (4)
BCCP-106	June 8, 2024	April 1, 2027	5.69	52.9	(2) (4)
BCCP-107	July 11, 2025	July 11, 2005	4.57	47.7	(2) (4)
BCCP-108	August 11, 2025	August 9, 2005	4.61	5.0	(2) (4)
BCCP-173	July 11, 2026	July 11, 2011	4.01	29.1	(2) (4)
BCCP-113	August 8, 2026	August 8, 2006	4.78	14.5	(2) (4)
BCCP-119	December 11, 2026	December 11, 2006	4.30	8.3	(2) (4)
BCCP-128	October 9, 2027	October 9, 2007	4.86	13.0	(2) (4)
BCCP-129	November 13, 2027	November 13, 2007	4.82	30.9	(2) (4)
BCCP-131	March 10, 2028	March 10, 2008	4.63	21.4	(2) (4)
BCCP-139	October 7, 2028	October 7, 2008	4.98	7.2	(2) (4)
BCCP-143	December 9, 2028	December 9, 2008	5.19	2.7	(2) (4)
BCCP-145	May 11, 2029	May 11, 2009	5.01	22.5	(2) (4)
BCCP-181	June 9, 2029	June 9, 2014	3.35	5.0	(2) (4)
BCCP-161	May 10, 2030	May 10, 2010	4.79	50.2	(2) (4)
BCCP-174	July 11, 2031	July 11, 2011	4.21	31.7	(2) (4)
BCCP-109	August 9, 2035	August 9, 2005	4.67	21.5	(2) (4)
BCCP-166	October 4, 2035	October 4, 2010	4.22	1.5	(2) (4)
BCCP-111	May 9, 2036	May 9, 2006	4.91	31.2	(2) (4)
BCCP-115	September 11, 2036	September 11, 2006	4.54	32.1	(2) (4)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2016	References
			(percent)	($ Millions)
BCCP-117	October 10, 2036	October 10, 2006	4.46	20.2	(2) (4)
BCCP-118	November 10, 2036	November 10, 2006	4.47	37.1	(2) (4)
BCCP-177	February 13, 2037	February 1, 2012	3.25	3.9	(2) (4)
BCCP-121	March 12, 2037	March 12, 2007	4.41	55.7	(2) (4)
BCCP-122	April 10, 2037	April 10, 2007	4.52	41.8	(2) (4)
BCCP-123	May 8, 2037	May 8, 2007	4.50	74.3	(2) (4)
BCCP-125	July 10, 2037	July 10, 2007	4.85	31.8	(2) (4)
BCCP-126	August 10, 2037	August 10, 2007	4.90	18.6	(2) (4)
BCCP-127	September 4, 2037	September 4, 2007	4.86	14.2	(2) (4)
BCCP-132	April 8, 2038	April 8, 2008	4.67	43.0	(2) (4)
BCCP-134	May 12, 2038	May 12, 2008	4.70	77.6	(2) (4)
BCCP-135	June 10, 2038	June 10, 2008	4.72	29.8	(2) (4)
BCCP-136	July 8, 2038	July 8, 2008	4.74	37.1	(2) (4)
BCCP-137	August 8, 2038	August 8, 2008	4.69	13.3	(2) (4)
BCCP-146	May 11, 2039	May 11, 2009	4.91	58.9	(2) (4)
BCCP-148	June 9, 2039	June 9, 2009	4.99	78.2	(2) (4)
BCCP-149	July 10, 2039	July 10, 2009	4.71	36.9	(2) (4)
BCCP-150	August 10, 2039	August 10, 2009	4.73	17.6	(2) (4)
BCCP-182	October 14, 2039	October 14, 2014	3.36	6.5	(2) (4)
BCCP-154	November 10, 2039	November 10, 2009	4.68	10.0	(2) (4)
BCCP-183	November 10, 2039	November 10, 2014	3.426	25.9	(2) (4)
BCCP-184	December 8, 2039	December 8, 2014	3.30	7.3	(2) (4)
BCCP-185	March 9, 2040	March 9, 2015	2.68	5.7	(2) (4)
BCCP-157	March 9, 2040	March 9, 2010	4.60	31.5	(2) (4)
BCCP-159	April 12, 2040	April 12, 2010	4.73	39.5	(2) (4)
BCCP-186	April 13, 2040	April 13, 2015	2.718	16.2	(2) (4)
BCCP-187	June 8, 2040	June 8, 2015	2.961	13.0	(2) (4)
BCCP-164	July 12, 2040	July 12, 2010	4.50	49.4	(2) (4)
BCCP-165	August 10, 2040	August 10, 2010	4.50	2.8	(2) (4)
BCCP-167	November 9, 2040	November 9, 2010	4.21	18.5	(2) (4)
BCCP-188	December 10, 2040	December 10, 2015	3.292	9.4	(2) (4)
BCCP-178	May 8, 2042	May 8, 2012	3.54	70.1	(2) (4)
BCCP-179	June 11, 2042	June 11, 2012	3.22	97.7	(2) (4)
BCCP-180	July 10, 2042	July 10, 2012	3.29	54.8	(2) (4)

Total:				3,642	(2) (4)

Other				1,043.5	(6)
Short-term Promissory Notes				3,089
Total Issues in Canadian Dollars				C $50,099.5

BCUSG-5	May 18, 2016	May 18, 2011	2.10	1,500	(2) (5)
BCUSG-7	April 25, 2017	April 25, 2012	1.20	1,250	(2) (5)
BCDUS-1	April 23, 2018	April 23, 2008	4.25	200	(2)
BCUSG-6	September 22, 2021	September 22, 2011	2.65	750	(2) (5)
BCUSG-6 (R1)	September 22, 2021	April 25, 2012	2.65	250	(2) (5)
BCUSG-8	October 23, 2022	October 23, 2012	2.00	1,250	(2) (5)
BCUSD-2	January 15, 2026	January 24, 1996	6.50	500	(2) (5)
BCUSD-3	September 1, 2036	August 29, 1996	7.25	300	(2) (5)
Short-term Promissory Notes				US $2,479

Total Issues in U.S. Dollars *				US $8,479
Exchange Premium (Including Hedge)				986
U.S. Issues at Canadian Dollar Equivalent				C $9,465

BCSFR-5	December 27, 2017	March 27, 2009	2.875	325	(1)
BCSFR-6	November 27, 2018	April 7, 2009	2.875	275	(1)
BCSFR-7	April 18, 2030	April 19, 2010	2.500	100	(1)
Total Issues in Swiss Francs **				CHF 700
Exchange Premium (Including Hedge)				53

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2016	References
			(percent)	($ Millions)

Swiss Franc Issues at Canadian Dollar Equivalent **				C $753	(1)

BCEURO-1	November 8, 2038	November 8, 2011	3.21	40	(1)
BCEURO-2	October 8, 2025	October 8, 2015	0.88	500	(1)
BCEURO-3	December 18, 2040	December 18, 2015	1.68	75	(2)
Total Issues in Euros **				EUR 615
Exchange Premium (Including Hedge)				295
Euro Issues at Canadian Dollar Equivalent **				C $910

BCCNY-2	November 13, 2016	November 13, 2014	2.85	3,000	(2)
BCCNYP-01	January 25, 2019	January 25, 2016	2.95	3,000
Total Issues in Renminbi***				CNY 6,000
Exchange Premium (Unhedged)				(4,795)
Renminbi Issues at Canadian Dollar Equivalent ***				C $1,205

BCAUD-1	November 27, 2024	May 27, 2014	4.25	400	(2)
BCAUD-1 (R1)	November 27, 2024	August 14, 2014	4.25	300
Total Issues in Australian Dollars **				AUD 700
Exchange Premium (Including Hedge)				12
AUD Issues at Canadian Dollar Equivalent **				C $ 712

Gross Direct Debt Issued by the Province (In Canadian Dollar Equivalents)				C$ 63,144

* Payable and expressed in U.S. dollars. Debt payable of US $8,479 million has been hedged to Cdn $9,465 million and US$227 million was unhedged (CAD$294 million).   This balance was translated at the exchange rate prevailing at year-end.

** Foreign currency debt other than U.S. has been fully hedged to Canadian dollars.

*** Renminbi bond proceeds invested in a Renminbi term deposit generating a positive carry.

REFERENCES TO STATEMENTS OF DEBT

1)                  Interest payable annually.

2)                  Interest payable semi-annually.

3)                  Interest payable quarterly.

4)                  Pursuant to provisions for investment of Canada Pension Plan Investment Board Funds, this issue is redeemable as a whole or in part on 30 days’ notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions.

5)                  Callable by the issuer if taxation laws requiring additional payments are imposed or levied.

6)                  Direct capital leases and Federal loans to the BC Immigrant Investment Fund, internal debt financing, and other guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2016

	Amount
	Outstanding
	March 31, 2016
	(in ‘000)

Gross Direct Debt issued by the Province[1] (in Canadian Dollar Equivalents)		62,426,270

Less - Fiscal Agency Borrowings on behalf of:	—
Warehouse Borrowing Program

British Columbia Housing Management Commission	83,394
British Columbia Hydro and Power Authority	18,168,461
British Columbia Institute of Technology	12,888
British Columbia Lottery Corporation	150,129
British Columbia Pavilion Corporation	—
British Columbia Transit	186,457
British Columbia Transportation Financing Authority	7,970,558
College of New Caledonia	2,575
College of the Rockies	—
Columbia Power Corporation	335,000
Improvement Districts	7,477
Langara College	10,000
Okanagan College	4,162
School District 44	—
Selkirk College	—
Simon Fraser University	5,000
Thompson Rivers University	4,500
Transportation Investment Corporation	3,363,579
University of British Columbia	125,000
University of Northern British Columbia	3,000
University of Victoria	20,800

	30,452,980	30,452,980
Gross Direct Debt		31,973,290
Add — Unrealized Foreign Exchange losses	(162)
Less —Unamortized Discount	27,221
Less —Government Sinking Funds[1]	1,293,328
—Bonds held in the Consolidated Revenue Fund	—	1,320,387
Total Net Direct Debt		30,652,903
Gross Fiscal Agency Reloaned Debt		30,452,980
Less —Gross Fiscal Agency Debt		30,452,980
Gross Fiscal Agency Debt for Warehouse Borrowing Program Purposes		—
Add —Unamortized Discount/(Premium)	—	—
Total Net Fiscal Agency Debt for Warehouse Borrowing Program Purposes		—
Gross Fiscal Agency Debt		30,452,980
Less — Unrealized Foreign Exchange Gains	9,573
Less— Unamortized Discounts	27,820
Less — Government Sinking Funds	286,811	324,204
Total Net Fiscal Agency Debt		30,128,776
Total Net Direct and Fiscal Agency Debt, Warehouse Borrowing Program Debt		60,781,679
Less —Warehouse Borrowing Program Investments Available to Paydown Warehouse Borrowing Program Debt		—
Total Net Direct and Fiscal Agency Debt		60,781,679

1 In compliance with generally accepted accounting principles (GAAP), defeased debt is added to Direct debt and the related defeased trust funds are added to sinking fund investments.

NET GUARANTEED DEBT

At March 31, 2016

				Amount
Issuer		Year of	Interest	Outstanding [1]
& Series	Year of Maturity	Issue	Rate	March 31/2016
			(percent)	(millions of
				Cdn. dollars)

British Columbia Hydro and Power Authority	2024	2004	5.54	10

Plus — Other Guaranteed Debt[2]				8
				18
Less — Provisions for Probable Payout				7
Total Net Guaranteed Debt				11

1 Total net of sinking funds and unamortized discount.

2 Includes outstanding loan guarantees of student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

NON-GUARANTEED DEBT

As At March 31, 2016

(millions of
Cdn. dollars)
Taxpayer-Supported Debt
BC Housing Management Commission	428
BC Immigrant Investment Fund	304
BC Pavilion Corporation	389
BC Transportation Financing Authority	1,159
Columbia Basin Trust	1
Health facilities	1,582
Post-Secondary	515
Provincial Rental Housing	249
Schools	21
Other[1]	10
Total Taxpayer-Supported Non-Guaranteed Debt	4,658

Self-Supported Debt
Commercial Crown Corporations and Agencies
Columbia Basin Trust (joint ventures real estate investments)	32
Columbia River Power Projects²	459
Post-Secondary institutions’ subsidiaries	310
Other	0
Total Self-Supported Non-Guaranteed Debt	801

Total Non-Guaranteed Debt	5,459

1 Includes debt of the British Columbia Assessment Authority, British Columbia Public School Employers Association, Canadian Blood Services and Community Social Services Employer’s Association.

2 Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR

As at March 31, 2016

The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

	Outstanding[1,2]	Unamortized	Unrealized foreign	Sinking Fund	Oustanding
	Gross	Premium	exchange gains	Investments[2]	Net
		(in Millions of Cdn dollars)

Direct and Guaranteed Funded and Unfunded
Debt of the Province	61,479	$55	$(9)	$1,580	$59,834
Plus: Non-Guaranteed Debt	5,474	16	—	—	5,458
Total Consolidated Funded Debt of the Public Sector of
British Columbia	$66,953	$71	$(9)	$1,580	$65,292

1 Balance does not include the Provision for Probable Payout ($7 million).

2 In compliance with generally accepted accounting principles (GAAP), defeased debt is added to Direct debt and the related defeased trust funds are added to sinking fund investments.

CANADIAN FOREIGN EXCHANGE RATE AND

INTERNATIONAL RESERVES

Recent highest and lowest exchange rates for the Canadian dollar in terms of United States dollars are as follows for the calendar year ended December 31:

	2011	2012	2013	2014	2015

Highest	1.0630	1.0371	1.0188	0.9444	0.8562

Lowest	0.9383	0.9576	0.9314	0.8568	0.8501

On March 31, 2016, the noon spot rate for the U.S. dollar was 0.7710

Source: Bank of Canada

The total of Canada’s official international reserves on December 31, 2011 to 2015 is as follows:

December 31
2011	2012	2013	2014	2015
		(US$ Millions)
65,819	68,546	71,937	74,700	79,753	(1)

Source: Bank of Canada

(1)                                 US$48,229 million, US$58 million in gold, US$2,719 million in the International Monetary Fund Reserve, US$7,899 million in Special Drawing Rights and US$20,848 million in other foreign currencies.

TRADE BALANCE

Exports and Imports (all figures in nominal dollars):

Based on the provincial economic accounts 2014 estimates (November 2015), BC’s exports of goods and services totaled $93.2 billion during the 2014 calendar year. International exports comprised $53.1 billion (57.0%) of BC’s total exports, and represented 8.5 % of Canada’s total international exports, while inter-provincial exports accounted for $40.1 billion (43.0%) of BC’s total exports. BC’s imports of goods and services totaled $116.4 billion, consisting of $67.0 billion (57.6%) international imports and $49.4 billion (42.4%) inter-provincial imports.

The Province’s international imports accounted for 10.4% of Canada’s total international imports. In 2014, the Province registered a trade deficit of $23.2 billion, which consists of a $13.9 billion deficit in trade from abroad and a $9.3 billion deficit accruing from inter-provincial trade.  In 2013, the Province registered an overall trade deficit of $20.3 billion.  BC had an $11.3 billion deficit in international trade in 2013, as well as a $9.0 billion deficit in inter-provincial trade.

International exports of goods originating from the Province (computed by BC Stats using customs based data) were $36.0 billion in 2015, an increase of 0.6% compared to $35.8 billion in 2014. This increase was modest, largely due to a 44.2% decline in the value of natural gas exports partially offsetting gains in other export categories such as machinery and equipment, agriculture and food, and wood products compared to the previous year.

The United States remained BC’s principal international export market in 2015, accounting for 52.1% of the international exports of goods.

Source: Statistics Canada and BC Stats